Exhibit 99.1

UNION PACIFIC REPORTS RECORD FOURTH QUARTER AND

FULL YEAR EARNINGS

FOR IMMEDIATE RELEASE:

Fourth Quarter 2007 Records

•	Operating revenue totaled $4.2 billion, up 6 percent.

•	Operating income grew 7 percent to $864 million.

Full Year 2007 Records

•	Operating revenue totaled $16.3 billion, up 5 percent.

•	Operating income grew 17 percent to $3.4 billion.

•	Net income increased 16 percent to $1.86 billion.

•	Return on invested capital grew to 8.7 percent.

OMAHA, Neb., January 24, 2008 – Union Pacific Corporation (NYSE: UNP) today reported 2007 fourth quarter net income of $491 million, or $1.86 per diluted share, compared to $485 million, or $1.78 per diluted share in the fourth quarter of 2006.

“The drivers of our quarterly performance were revenue growth on flat volume and improved operational efficiency,” said Jim Young, Chairman and Chief Executive Officer. “Despite record-high diesel fuel prices and winter weather challenges, we turned in a solid fourth quarter performance to post another record year for our shareholders and improved service for our customers.”

2007 Fourth Quarter Summary

In the fourth quarter of 2007, Union Pacific reported operating income of $864 million compared to $810 million in fourth quarter 2006, a 7 percent improvement.

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•	Operating ratio improved to 79.4 percent versus 79.6 percent in 2006.

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The Company’s commodity revenue grew 6 percent in 2007 to a fourth quarter best of $4.0 billion. All six business groups posted record fourth quarter revenue, and Agricultural revenue set an all-time mark. The main component of the growth was a 6 percent increase in average revenue per car (ARC), which reached an all-time quarterly record of $1,638 per car in the fourth quarter 2007, driven primarily by yield gains.

•	Business volumes in fourth quarter 2007, as measured by total revenue carloads, were flat at 2.4 million.

•	The Railroad’s 2007 average quarterly fuel price, including transportation and taxes, was up 34 percent to $2.59 per gallon compared to $1.94 in 2006.

•	The Company’s fuel consumption rate, as measured by gallons per thousand gross ton-miles, was a fourth quarter-best rate of 1.25 versus 1.27 in the fourth quarter 2006.

•	The Company repurchased nearly 2.4 million common shares at an average share price of $127.35 in the fourth quarter of 2007.

Fourth Quarter 2007 Commodity Revenue Summary versus 2006

•	Chemicals up 12 percent

•	Energy up 8 percent

•	Agricultural up 7 percent

•	Automotive and Intermodal each up 4 percent

•	Industrial Products up 1 percent

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2007 Full Year Summary

“In 2007, we were able to achieve a Company best 79.3 percent operating ratio, while posting best-ever customer satisfaction marks,” Young said. “We operated our network more safely and efficiently, while improving our return on invested capital.”

Full year 2007 net income was $1.86 billion, or $6.91 per diluted share, versus $1.6 billion, or $5.91 per diluted share reported in 2006.

Railroad commodity revenue totaled a record $15.5 billion in 2007, a 4 percent increase compared with 2006. Five of the six business groups set all-time revenue records in 2007. The main driver of this growth was a 6 percent increase in ARC to a record $1,594 per car, driven primarily by yield gains.

•	Operating ratio improved 2.2 points to 79.3 percent in 2007 versus 81.5 percent in 2006.

•	Business volumes in 2007, as measured by total revenue carloads, decreased 1 percent to 9.7 million.

•	Operating income was a record $3.4 billion in 2007, a 17 percent increase from $2.9 billion in 2006.

•	The Railroad’s average yearly fuel price was $2.24 per gallon in 2007 compared to $2.06 in 2006, a 9 percent increase.

•	The Company’s fuel consumption rate was a full-year best at 1.26 versus 1.28 in 2006.

•

The Company repurchased more than 12.6 million common shares at an average share price of $115.44 in 2007. This represents 63 percent of the 20 million share repurchase program authorized in January 2007.

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2008 Outlook

“We see both challenges and opportunities ahead in 2008,” Young said. “Although external factors such as the U.S. economy and high fuel prices will challenge us, Union Pacific employees have created positive momentum for our Company that will lead to further improvements in operational efficiency and customer service. Overall, we remain optimistic that our superior franchise will enable us to overcome economic weakness and post another record year in 2008.”

Union Pacific Corporation owns one of America’s leading transportation companies. Its principal operating company, Union Pacific Railroad, is the largest railroad in North America, covering 23 states across the western two-thirds of the United States. A strong focus on quality and a strategically advantageous route structure enable the company to serve customers in critical and fast growing markets. It is a leading carrier of low-sulfur coal used in electrical power generation and has broad coverage of the large chemical-producing areas along the Gulf Coast. With competitive long-haul routes between all major West Coast ports and eastern gateways, and as the only railroad to serve all six major gateways to Mexico, Union Pacific has the premier rail franchise in North America.

Supplemental financial information is attached.

Additional information is available at our Web site: www.up.com. Contact for investors is Jennifer Hamann at
402-544-4227. Contact for media is Kathryn Blackwell at 402-544-3753 or 402-319-4288.

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This press release and related materials contain statements about the Corporation’s future that are not statements of historical fact, including specifically statements of management regarding the challenges that the Corporation may face due to overall economic conditions and higher diesel fuel prices; management’s outlook on the strength of the economy and the opportunities for the Corporation, including improving operational efficiency and customer service; and the ability of the Corporation to overcome economic weakness and achieve record financial performance. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements also generally include, without limitation, information or statements regarding: expectations as to continued or increasing demand for rail transportation services; expectations regarding operational improvements, including the effectiveness of network management initiatives that have been or will be implemented to improve operations, customer service, and shareholder returns; expectations as to increased returns, cost savings, revenue growth, and earnings; expectations regarding fuel price and our ability to mitigate fuel costs; the time by which certain objectives will be achieved, including expected improvements in operations and implementation of network management initiatives; estimates of costs relating to environmental remediation and restoration; proposed new products and services; expectations that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse effect on our consolidated financial position, results of operations, or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and statements of management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information, including expectations regarding operational and financial improvements and the Corporation’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement.

Important factors, including risk factors, could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Information regarding risk factors and other cautionary information are available in the Corporation’s Annual Report on Form 10-K for 2006, which was filed with the SEC on February 23, 2007. The Corporation updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements. References to our Web site are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein.

UNION PACIFIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Year Ended December 31

(Dollars in Millions, Except Per Share Amounts)

(Unaudited)

	Fourth Quarter			Year Ended
	2007	2006	Pct Chg	2007	2006	Pct Chg
Operating Revenue	$4,197	$3,962	6	$16,283	$15,578	5
Operating Expenses
Salaries, Wages, and Employee Benefits	1,136	1,169	(3)	4,591	4,599	—
Fuel and Utilities	913	705	30	3,164	3,012	5
Equipment and Other Rents	344	346	(1)	1,423	1,455	(2)
Depreciation	337	315	7	1,321	1,237	7
Materials and Supplies	172	171	1	714	691	3
Purchased Services and Other	431	446	(3)	1,695	1,700	—

Total Operating Expenses	3,333	3,152	6	12,908	12,694	2

Operating Income	864	810	7	3,375	2,884	17
Other Income	40	57	(30)	116	118	(2)
Interest Expense	(125)	(118)	6	(482)	(477)	1

Income Before Income Taxes	779	749	4	3,009	2,525	19
Income Tax Expense	(288)	(264)	9	(1,154)	(919)	26

Net Income	$491	$485	1	$1,855	$1,606	16

Basic Earnings Per Share	$1.88	$1.79	5	$6.97	$5.96	17
Diluted Earnings Per Share	$1.86	$1.78	4	$6.91	$5.91	17

January 24, 2008	(1)

UNION PACIFIC RAILROAD

REVENUE DETAIL

For the Year Ended December 31

(Unaudited)

	Fourth Quarter			Year Ended
	2007	2006	Pct Chg	2007	2006	Pct Chg
Commodity Revenue (Millions):
Agricultural	$719	$670	7	$2,597	$2,395	8
Automotive	374	359	4	1,469	1,438	2
Chemicals	584	520	12	2,293	2,098	9
Energy	818	758	8	3,136	2,953	6
Industrial Products	753	743	1	3,110	3,168	(2)
Intermodal	755	725	4	2,911	2,810	4

Total	$4,003	$3,775	6	$15,516	$14,862	4

Revenue Carloads (Thousands):
Agricultural	239	237	1	902	923	(2)
Automotive	203	208	(2)	826	834	(1)
Chemicals	227	216	5	928	896	4
Energy	597	587	2	2,299	2,296	—
Industrial Products	319	325	(2)	1,325	1,446	(8)
Intermodal	859	867	(1)	3,453	3,457	—

Total	2,444	2,440	—	9,733	9,852	(1)

Average Revenue per Car:
Agricultural	$3,006	$2,825	6	$2,880	$2,595	11
Automotive	1,844	1,722	7	1,779	1,724	3
Chemicals	2,573	2,415	7	2,471	2,342	6
Energy	1,370	1,292	6	1,364	1,286	6
Industrial Products	2,356	2,282	3	2,347	2,190	7
Intermodal	880	837	5	843	813	4

Average	$1,638	$1,547	6	$1,594	$1,509	6

January 24, 2008	(2)

UNION PACIFIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

As of December 31, 2007 and 2006

(Dollars in Millions)

(Unaudited)

	December 31, 2007	December 31, 2006
Assets:
Cash and Cash Equivalents	$878	$827
Other Current Assets	1,716	1,584
Investments	923	877
Properties - Net	34,158	32,873
Other Assets	358	354

Total	$38,033	$36,515

Liabilities and Shareholders’ Equity:
Current Portion of Long Term Debt	$139	$780
Other Current Liabilities	2,902	2,759
Long Term Debt	7,543	6,000
Deferred Income Taxes	10,050	9,696
Other Long Term Liabilities	1,814	1,968
Common Shareholders’ Equity	15,585	15,312

Total	$38,033	$36,515

January 24, 2008	(3)

UNION PACIFIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Year Ended December 31

(Dollars in Millions)

(Unaudited)

	2007	2006
Operating Activities:
Net Income	$1,855	$1,606
Depreciation	1,321	1,237
Deferred Income Taxes	332	235
Other - Net	(231)	(198)

Cash Provided by Operating Activities	3,277	2,880

Investing Activities:
Capital Investments	(2,496)	(2,242)
Other - Net	70	200

Cash Used in Investing Activities	(2,426)	(2,042)

Financing Activities:
Common Shares Repurchased	(1,375)	—
Dividends Paid	(364)	(322)
Debt Repaid	(792)	(657)
Debt Issued	1,581	—
Other - Net	150	195

Cash Used in Financing Activities	(800)	(784)

Net Change in Cash and Cash Equivalents	$51	$54

January 24, 2008	(4)

APPENDIX

UNION PACIFIC CORPORATION

OPERATING AND FINANCIAL STATISTICS

For the Year Ended December 31

(Unaudited)

	Fourth Quarter				Year Ended
	2007	2006	Pct Chg		2007	2006	Pct Chg
Operating/Performance Statistics:
Revenue Carloads (Thousands)	2,444	2,440	—		9,733	9,852	(1)
Revenue Ton-Miles (Billions)	143.4	140.8	2		561.8	565.2	(1)
Gross Ton-Miles (GTMs) (Billions)	267.2	267.4	—		1,052.3	1,072.5	(2)
Operating Margin	20.6%	20.4%	0.2	pt	20.7%	18.5%	2.2	pt
Operating Ratio	79.4%	79.6%	(0.2	) pt	79.3%	81.5%	(2.2	) pt
Average Employees	48,770	50,328	(3)		50,089	50,739	(1)
GTMs (Millions) per Average Employee	5.48	5.31	3		21.01	21.14	(1)
Average Fuel Price Per Gallon Consumed	$2.59	$1.94	34		$2.24	$2.06	9
Fuel Consumed in Gallons (Millions)	333	340	(2)		1,326	1,372	(3)
Fuel Consumption Rate (Gal per 000 GTM)	1.25	1.27	(2)		1.26	1.28	(2)
Customer Satisfaction Index	78	75	3	pt	79	72	7	pt
AAR Reported Performance Measures:
Average Train Speed (Miles per Hour)	22.3	22.0	1		21.8	21.4	2
Average Terminal Dwell Time (Hours)	25.4	25.9	(2)		25.1	27.2	(8)
Average Rail Car Inventory	307,682	313,991	(2)		309,912	321,566	(4)
Financial Statistics:
Weighted Average Shares - Basic (Millions)	261.8	270.3	(3)		265.9	269.4	(1)
Weighted Average Shares - Diluted (Millions)	264.3	272.7	(3)		268.4	272.0	(1)
Effective Income Tax Rate	37.0%	35.2%	1.8	pt	38.4%	36.4%	2.0	pt
Debt to Capital (a)					33.0%	30.7%	2.3	pt
Adjusted Debt to Capital (b)					43.6%	41.6%	2.0	pt
Return on Invested Capital (c)					8.7%	8.2%	0.5	pt
Free Cash Flow (Millions) (d)					$487	$516	U

(a)	Debt to capital is computed as follows: total debt divided by total debt plus equity.

(b)	Adjusted debt to capital, a non-GAAP measure, is computed as follows: total debt plus net present value of operating leases plus value of sold receivables divided by total debt plus net present value of operating leases plus value of sold receivables plus equity. See Union Pacific web site under Investor Relations for a reconciliation to GAAP.

(c)	Return on invested capital is a non-GAAP measure; however, we believe return on invested capital (ROIC) is important in evaluating the long-term efficiency and value of the Company’s capital investments. ROIC should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP. See Union Pacific web site under Investor Relations for a reconciliation to GAAP.

(d)	Free cash flow is a non-GAAP measure; however, we believe that it is important in evaluating our financial performance and measures our ability to generate cash without incurring additional external financings. See Union Pacific web site under Investor Relations for a reconciliation to GAAP.

	Year Ended
	2007	2006
Cash Provided by Operating Activities	$3,277	$2,880
Cash Used in Investing Activities	(2,426)	(2,042)
Dividends Paid	(364)	(322)

Free Cash Flow	$487	$516

January 24, 2008	(A-1)

UNION PACIFIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

By Quarter and Full Year 2007

(Dollars in Millions, Except Per Share Amounts)

(Unaudited)

	Quarter Ended				Year Ended December 31
	March 31	June 30	September 30	December 31
Operating Revenue	$3,849	$4,046	$4,191	$4,197	$16,283
Operating Expenses
Salaries, Wages, and Employee Benefits	1,180	1,163	1,112	1,136	4,591
Fuel and Utilities	683	766	802	913	3,164
Equipment and Other Rents	353	370	356	344	1,423
Depreciation	325	327	332	337	1,321
Materials and Supplies	176	186	180	172	714
Purchased Services and Other	413	447	404	431	1,695

Total Operating Expenses	3,130	3,259	3,186	3,333	12,908

Operating Income	719	787	1,005	864	3,375
Other Income	15	36	25	40	116
Interest Expense	(113)	(120)	(124)	(125)	(482)

Income Before Income Taxes	621	703	906	779	3,009
Income Tax Expense	(235)	(257)	(374)	(288)	(1,154)

Net Income	$386	$446	$532	$491	$1,855

Basic Earnings Per Share	$1.43	$1.66	$2.02	$1.88	$6.97

Diluted Earnings Per Share	$1.41	$1.65	$2.00	$1.86	$6.91

January 24, 2008	(A-2)

UNION PACIFIC RAILROAD

REVENUE DETAIL

By Quarter and Full Year 2007

(Unaudited)

	Quarter Ended				Year Ended December 31
	March 31	June 30	September 30	December 31
Commodity Revenue (Millions):
Agricultural	$607	$604	$667	$719	$2,597
Automotive	355	389	351	374	1,469
Chemicals	544	578	587	584	2,293
Energy	730	761	827	818	3,136
Industrial Products	747	815	795	753	3,110
Intermodal	669	718	769	755	2,911

Total	$3,652	$3,865	$3,996	$4,003	$15,516

Revenue Carloads (Thousands):
Agricultural	219	212	232	239	902
Automotive	201	221	201	203	826
Chemicals	224	239	238	227	928
Energy	551	551	600	597	2,299
Industrial Products	318	349	339	319	1,325
Intermodal	821	861	912	859	3,453

Total	2,334	2,433	2,522	2,444	9,733

Average Revenue per Car:
Agricultural	$2,771	$2,855	$2,876	$3,006	$2,880
Automotive	1,761	1,767	1,743	1,844	1,779
Chemicals	2,434	2,410	2,469	2,573	2,471
Energy	1,325	1,382	1,377	1,370	1,364
Industrial Products	2,351	2,334	2,347	2,356	2,347
Intermodal	815	834	843	880	843

Average	$1,565	$1,589	$1,584	$1,638	$1,594

January 24, 2008	(A-3)